SUPPLEMENTAL FINANCIAL & OPERATING DATA SEC O ND Q U AR TER ENDED JU NE 30, 2018 Exhibit 99.2

VICI Q2 2018 Supplemental Financial & Operating Data Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward‐looking statements. Forward‐looking statements are based on the Company’s current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans" "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward‐looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward‐looking statements and may be affected by a variety of risks and other factors including, among others: risks that the acquisition of the Margaritaville Resort Casino and Harrah’s Philadelphia may not be consummated on the terms or timeframe described herein, or at all the ability of the parties to satisfy the conditions set forth in the definitive transaction documents for the acquisition of the Margaritaville Resort Casino and Harrah’s Philadelphia, including the ability to receive, or delays in obtaining, the regulatory and other approvals and/or consents required to consummate the transactions the risk that the call right to reacquire the Octavius Property in the event that the Harrah’s Philadelphia Purchase Agreement is terminated may be exercised the terms on which the Company finances the Margaritaville Resort Casino and Harrah’s Philadelphia transactions, including the source of funds used to finance such transactions disruptions to the real property and operations of the Margaritaville Resort Casino and Harrah’s Philadelphia during the pendency of the closings risks that the Company may not achieve the benefits contemplated by the acquisition of the real estate assets (including any expected accretion or the amount of any future rent payments) risks that not all potential risks and liabilities have been identified in the due diligence for our pending and recently completed transactions the Company's dependence on subsidiaries of Caesars Entertainment Corporation ("Caesars") as tenant of all of its properties and Caesars or its subsidiaries as guarantor of the lease payments and the consequences of any material adverse effect on their business could have on the Company the Company's dependence on the gaming industry the Company's ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust ("REIT") taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes the impact of extensive regulation from gaming and other regulatory authorities the ability of the Company's tenants to obtain and maintain regulatory approvals in connection with the operation of the Company's properties the possibility that the tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases restrictions on the Company's ability to sell its properties subject to the lease agreements the Company's substantial amount of indebtedness and ability to service and refinance such indebtedness the Company's historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition the Company's inability to achieve the expected benefits from operating as a company independent of Caesars limits on the Company's operational and financial flexibility imposed by its debt agreements the possibility the Company's separation from Caesars Entertainment Operating Company, Inc. ("CEOC") fails to qualify as a tax‐free spin‐off, which could subject the Company to significant tax liabilities Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2017, Quarterly Reports on Form 10‐Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Disclaimers 0 32 96 0 96 199 0 187 167 112 173 71 72 73 79 162 35 45 244 242 241 194 209 216

VICI Q2 2018 Supplemental Financial & Operating Data Disclaimers (cont.) 0 32 96 0 96 199 0 187 167 112 173 71 72 73 79 162 35 45 244 242 241 194 209 216 Caesars Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars and CEOC included in this presentation have been derived from Caesars' public filings and other publicly available presentations and press releases. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. This Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. This industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC.

VICI Q2 2018 Supplemental Financial & Operating Data Definitions Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non‐GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. FFO is a non‐GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. AFFO is a non‐GAAP measure that is used as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non‐cash stock‐based compensation expense, amortization of debt issuance costs and original issue discount, non‐cash interest expense, non‐real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), non‐impairment charges on non‐real estate assets, amortization of capitalized leasing costs and gains (or losses) on debt extinguishment. We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non‐cash stock‐based compensation expense, amortization of debt issuance costs and original issue discount, other non‐cash interest expense, non‐real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges on non‐real estate assets, amortization of capitalized leasing costs, gains (or losses) on debt extinguishment, interest expense, net and income tax expense. These non‐GAAP financial measures (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, our ability to make cash distributions, or our ability to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties' national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah's and Bally's, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Board of Directors

James Abrahamson	Director, Chairman of the Board
Diana Cantor	Director
Eugene Davis	Director, Chairman of the Audit & Finance Committee
Eric Hausler	Director, Chairman of Nominating and Governance Committee
Elizabeth Holland	Director
Craig Macnab	Director, Chairman of Compensation Committee
Edward Pitoniak	Chief Executive Officer & Director
Michael Rumbolz	Director

Covering Equity Analysts

Firm	Analyst	Phone	Email
Barclays	Felicia Hendrix	(212) 526-5562	Felicia.Hendrix@barclays.com
BofA Merrill Lynch	Barry Jonas	(646) 743-0210	Barry.Jonas@baml.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.Santarelli@db.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.Grambling@gs.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.Allen@morganstanley.com
Stifel	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Union Gaming	John DeCree	(702) 691-3213	John.Decree@uniongaming.com
Wells Fargo	Jeffrey Donnelly	(617) 603-4262	Jeff.Donnelly@wellsfargo.com

Covering High Yield Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.F.Kayler@baml.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.Patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.Pace@jpmorgan.com

Credit Ratings

Firm	Rating
Moody's	Ba3
Standard & Poor's	BB

Contact Information

Corporate Headquarters
VICI Properties Inc.
430 Park Ave., 8th Fl.
New York, NY 10022
(646) 949-4631

Transfer Agent
Computershare
2335 Alaska Avenue
El Segundo, CA 90245
(818) 254-7019
www.computershare.com

Investor Relations
Investors@viciproperties.com
(725) 201-6415

Public Markets Detail
Ticker: VICI
Exchange: NYSE

VICI Q2 2018 Supplemental Financial & Operating Data 5

Table of Contents VICI Q2 2018 Supplemental Financial & Operating Data Page 7 Portfolio & Financial Overview Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Revenue Breakdown 10 Non‐GAAP Financial Measures 11 2018 Guidance 12 Capitalization 13 Properties Overview 14 Properties Breakdown 15 Summary of Current Lease Terms 16 Recent Activity 17 Call Option Properties 18 Right of First Refusal / Put-Call Assets 19

VICI

Portfolio & Financial Overview[1]

(unaudited; amounts in thousands, except per share data and portfolio and property data)

Portfolio Data	
Properties	20
Golf Courses	4
Developable Las Vegas Strip Land (acres)	34
States	9
MSAs	11
Property Totals	
Total Square Feet	36,509,000
Casino Space Sq. Ft.	1,183,214
Meeting Space Sq. Ft.	557,458
Slots / Table Games	22,710
Hotel Rooms	14,420
Restaurants	~120
Retail Outlets	~50
Summary Capitalization (see page 13)	
Equity Market Capitalization	$7,639,894
Total Debt	$4,148,480
Cash & Cash Equivalents[4]	$940,740
Enterprise Value	$10,847,634
Net Leverage Ratio[5]	4.6x

Financial Highlights

	Three Months Ended	
	June 30, 2018	March 31, 2018
Net Income Per Share (Basic & Diluted)	$0.38	$0.33
Funds From Operations Per Share (FFO) (Basic & Diluted)[6]	$0.38	$0.33
Adjusted Funds from Operations Per Share (AFFO) (Basic & Diluted)[6]	$0.35	$0.36
Adjusted EBITDA[6]	$175,446	$174,781
Annualized Dividend Per Share	$1.05	
Dividend Yield (6/30/2018)	5.1%	

Tenant MSA Diversity[2]


Omaha 4%
Memphis 3%
Nashville 1%
New Orleans 3%
Kansas City 4%
Dallas 7%
Louisville 7%
Chicago 8%
San Francisco 11%
Philadelphia 17%
Las Vegas 35%

Tenant Revenue Diversity[3]


Other 11%
Food and Beverage 17%
Rooms 19%
Gaming 52%

Notes

1. Information included in this supplemental is as of or for the period ended June 30, 2018, unless otherwise indicated.
2. Percentages based on overall square footage as of May 24, 2018.
3. Represents 12 months ended December 31, 2017 revenue by vertical for Caesars.
4. Excludes restricted cash. On July 11, 2018 the Company acquired the land and real property improvements associated with Octavius Tower at Caesars Palace for $507.5mm in cash.
5. Net Leverage Ratio is defined as total debt less cash and cash equivalents divided by annualized second quarter Adjusted EBITDA.
6. See "Non-GAAP Financial Measures" on page 11 of this presentation for the reconciliations of these Non-GAAP Financial Measures.

VICI Q2 2018 Supplemental Financial & Operating Data 7

VICI Q2 2018 Supplemental Financial & Operating Data Consolidated Balance Sheets (unaudited; amounts in thousands, except share and per share data)

VICI Q2 2018 Supplemental Financial & Operating Data Consolidated Statements of Operations (unaudited; amounts in thousands, except share and per share data)

VICI Q2 2018 Supplemental Financial & Operating Data Revenue Breakdown (unaudited; amounts in thousands)

VICI Q2 2018 Supplemental Financial & Operating Data Non‐GAAP Financial Measures (unaudited; amounts in thousands, except share and per share data) Net income per common share Basic and diluted 0.38 $ 0.33 $ FFO per common share Basic and diluted 0.38 $ 0.33 $ AFFO per common share Basic and diluted 0.35 $ 0.36 $ Weighted average number of common shares outstanding Basic 369,932,843 342,900,842 Diluted 369,991,738 343,056,532

VICI Q2 2018 Supplemental Financial & Operating Data 2018 Guidance (unaudited) The Company is increasing its estimated net income and AFFO per share guidance for the full year 2018 to reflect the completion of the Octavius Tower acquisition.  The Company estimates that net income attributable to common stockholders will be between $1.48 and $1.49 per diluted share, and that AFFO per share will be between $1.43 and $1.44 per diluted share, for the year ending December 31, 2018. The following is a summary of the assumptions that the Company used in arriving at its guidance: The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below.  These estimates do not include the impact on operating results from possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions.  The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

VICI

Capitalization [1]

($ amounts in thousands, except share and per share data)

Debt Description	Maturity Date[2]	Interest Rate	Interest Frequency	Balance as of June 30, 2018	% of Total Debt	Prepayment Option	Years to Maturity [3]
VICI PropCo Senior Secured Credit Facilities							
Senior Secured Revolving Credit Facility	12/22/2022	L+2.00%	Quarterly	-	0%	-	4.5 years
First Lien Senior Secured Term Loan B (Term Loan B Facility)	12/22/2024	L+2.00%[3]	Quarterly	2,100,000	51%	Par	6.5 years
Second Priority Senior Secured Notes	10/15/2023	8.00%	Semi-Annually	498,480	12%	NC 3[4]	5.3 years
CPLV CMBS Debt	10/10/2022	4.36%	Monthly	1,550,000	37%	MWC	4.3 years
Total Debt		**4.93%** [5]		**$4,148,480**	**100%**		**6.0 years**

Fixed Rate	$3,548,480	86%
Variable Rate	$600,000	14%

Equity	
Shares Outstanding	370,149,921
Share Price as of 6/30/18	$20.64
Equity Market Capitalization	**$7,639,894**

Enterprise Value	
Total Debt plus Equity Market Capitalization	$11,788,374
Less: Cash & Cash Equivalents [6]	940,740
Total Enterprise Value	**$10,847,634**

Total Liquidity	
Revolving Credit Facility Capacity	$400,000
Cash & Cash Equivalents	940,740 [7]
Total Liquidity	**$1,340,740**

Notes

1. As of June 30, 2018.
2. The Term Loan B Facility requires scheduled quarterly payments in amounts equal to 0.25% of the original principal amount adjusted for prepayments as defined in the Credit Agreement dated December 22, 2017. The Term Loan B Facility will mature on December 22, 2024 or the date that is three months prior to the maturity of the Second Lien Notes, whichever is earlier (or if the maturity is extended pursuant to the terms of the agreement, such extended maturity date as determined pursuant thereto).
3. On April 24, 2018, VICI swapped $1.5Bn of variable rate debt at a rate of 2.8297%.The interest rate swap transactions each have an effective date of May 22, 2018 and a termination date of April 22, 2023.
4. Callable at 104 after 3 years, and at par after 4 years post issuance, plus any accrued and unpaid interest to the redemption date.
5. Based on one month LIBOR of 2.09% as of June 30, 2018. Includes impact of interest rate swaps.
6. Excludes restricted cash.
7. On July 11, 2018 the Company acquired the land and real property improvements associated with Octavius Tower at Caesars Palace for $507.5mm in cash.

VICI Q2 2018 Supplemental Financial & Operating Data

13

VICI

Properties Overview



Harrah's Reno
Harvey's Lake Tahoe
Harrah's Lake Tahoe
Harrah's Las Vegas
Caesars Palace Las Vegas
Octavius Tower Las Vegas[1]
Harrah's N. Kansas City
Harrah's Council Bluffs
Horseshoe Council Bluffs
Harrah's Metropolis
Horseshoe Hammond
Harrah's Joliet
Harrah's Philadelphia
Bally's Atlantic City
Caesars Atlantic City
Harrah's Atlantic City
Indiana Grand and Hoosier Park (Centaur)
Horseshoe Southern Indiana
Bluegrass Downs
Harrah's Gulf Coast
Harrah's New Orleans
Louisiana Downs
Horseshoe Bossier City
Margaritaville Bossier
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino
Harrah's Laughlin
Caesars Forum Convention Center
Lake Tahoe / Reno / Stateline
Las Vegas
Laughlin
Council Bluffs
North Kansas City
Metropolis
Hammond / Joliet
Elizabeth
Paducah
Philadelphia
Atlantic City
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans

★ Current Portfolio ★ Call Option Properties ★ Designated ROFR (Centaur) / Put-Call (Convention Center) Properties ★ Owned Golf Courses: Cascata Golf Course, Boulder City, NV; Rio Secco Golf Club, Henderson, NV; Chariot Run Golf Course, Laconia, IN; Grand Bear Golf Course, Harrison County, MS

Announced LOI with Caesars on May 9
Announced acquisition on June 9

Note
1. Octavius Tower at Caesars Palace acquisition closed and PSA for Harrah's Philadelphia signed on July 11, 2018.

VICI Q2 2018 Supplemental Financial & Operating Data 14

VICI

Properties Breakdown

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot/ Table Games	Hotel Rooms
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124,181	300,000	1,400	3,980
	Harrah's Las Vegas	Las Vegas, NV	4,100	90,600	24,000	1,210	2,530
San Francisco / Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	45,136	18,000	900	740
	Harrah's Reno	Reno, NV	1,371	40,200	21,765	650	930
	Harrah's Lake Tahoe	Stateline, NV	1,057	44,200	19,000	800	510
Philadelphia	Caesars Atlantic City	Atlantic City, NJ	3,632	115,225	28,590	1,900	1,140
	Bally's Atlantic City	Atlantic City, NJ	2,547	121,624	63,589	1,900	1,250
Chicago	Horseshoe Hammond	Hammond, IN	1,716	121,479	--	2,600	--
	Harrah's Joliet	Joliet, IL	1,011	39,000	6,110	1,000	200
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28,100	21,594	1,400	600
	Harrah's Louisiana Downs	Bossier City, LA	1,118	12,000	--	800	--
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60,100	12,800	1,300	390
Memphis	Horseshoe Tunica	Robinsonville, MS	1,008	63,000	2,079	1,200	510
	Tunica Roadhouse	Tunica Resorts, MS	225	33,000	10,200	700	130
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	25,000	5,731	500	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	78,800	--	1,400	--
Nashville	Harrah's Metropolis	Metropolis, IL	474	23,669	--	850	260
New Orleans	Harrah's Gulf Coast	Biloxi, MS	1,031	31,300	--	500	500
Louisville	Horseshoe Southern Indiana	Elizabeth, IN	2,510	86,600	24,000	1,700	500
	Bluegrass Downs	Paducah, KY	184	--	--	--	--
Total VICI Properties							
11 MSAs	**20 Properties**	**9 States**	**36,509**	**1,183,214**	**557,458**	**22,710**	**14,420**
Golf Courses	Cascata Golf Course	Boulder City, NV	37	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--

VICI Q2 2018 Supplemental Financial & Operating Data 15

VICI

Summary of Current Lease Terms

	Non-CPLV & Joliet (2 Leases) [1]	Caesars Palace Las Vegas [2]	Harrah's Las Vegas
Initial Base Rent	$465 Million	$165 Million	$87 Million
Annual Escalator	Greater of 2% or change in CPI beginning in year 6	Greater of 2% or change in CPI beginning in year 2	Greater of 1% per year for years 2 – 5 and greater of 2% or change
Lease Years 1-7	Initial Base Rent, subject to Annual Escalator beginning 6th lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year
Rent Resets	Rent subject to Annual Escalator plus reset in year 8 of 70% Base / 30% Variable rent and in year 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual Non-CPLV Facility Net Revenue of 19.5% and 13% in years 8 and 11, respectively	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual CPLV Facility Net Revenue of 13% in years 8 and 11	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in HLV revenue indexed to 2017 of 4% in year 8 with additional resets indexed to 3 years prior
Term	15-year initial term with four 5-year renewal options		
Guarantee	Caesars will guaranty the payment and performance of all monetary obligations under the Leases		Caesars Resorts Collection will guaranty the payment and performance of all monetary obligations under the Leases
Capex Requirement	$350 Million Capex spending required over rolling 3 year period at $100 Million minimum per year [3]		$171 Million between 2017 and 2021[4]

Notes

1. Contemplated lease modifications will modify annual escalators to start in year 2 and variable rent resets are reduced from 19.5% and 13% to 4% and based on a three-year rolling average. Additionally, the contemplated lease modifications provide for a 1.7x EBITDAR coverage ratio. The contemplated lease modifications are subject to the closing of Harrah's Philadelphia, as well as obtaining requisite lender and holder consents under our debt documents.
2. Contemplated lease modifications will modify the variable rent resets from 13% to 4% and provided for a 1.2x EBITDAR coverage ratio.
3. Over the three years, the $350mm minimum is allocated $84mm to CPLV, $255mm to Non-CPLV (total $339mm) and the rest to CPLV/Non-CPLV as tenant may elect.
4. Maintenance capex at 1% of net revenue thereafter.

VICI Q2 2018 Supplemental Financial & Operating Data 16

VICI

Recent Activity

(unaudited)

Completed / Pending Transactions

$mm

Property (Location)	Announcement[1]	Transaction Status	Rent (Coverage)	Multiple (Cap Rate)	Value	Tenant	Property Details
Octavius Tower (Las Vegas, Nevada)	May 9, 2018	Closed (July 11, 2018)	$35.0	14.5x/ (6.9%)	$507.5	Caesars	1.2mm Sq. Ft. 23 Stories 668 Guestrooms, 40 Suites, 26 Premium Villas
Harrah's Philadelphia (Philadelphia, Pennsylvania)	May 9, 2018	Expected Close Q4'18[2]	$21.0 (1.8x)	11.5x (8.7%)	$241.5	Caesars	112.6K Sq. Ft. 2,450 Slots, 118 Table Games 2,600 Space Covered Garage $750mm Capex Investment
CPLV & Non-CPLV Lease Adjustments	May 9, 2018	Expected Close Q4'18[2]	--	--	($159.0)		Modified Non-CPLV and CPLV Master Leases to properly align VICI's and Caesars' incentives Includes annual rent escalators beginning in year 2 and variable rent resets in years 8 and 11
Total			**$56.0**	**10.5x (9.5%)[1]**	**$590.0**		
Margaritaville Resort Casino (Bossier City, Louisiana)	June 19, 2018	Expected Close 2H'18[3]	$23.2 (1.9x)	11.3x (8.9%)	$261.1	Penn National Gaming	26.5K Sq. Ft. of Casino Space 1,217 Slots, 50 Table Games 395 Hotel Rooms, including 36 Luxury Suites 1.5K Surface Parking Spaces $25mm Cumulative Capital Invested since 2013




Harrah's





Capital Markets Activity

On April 24, 2018, VICI swapped $1.5Bn of its first lien term loan from floating rate debt to fixed rate debt at a fixed coupon of 2.8297%.

Notes

1. On May 9, 2018, the Company announced that it entered into a non-binding letter of intent ("LOI") with Caesars Entertainment Corporation regarding various strategic transactions. On July 11, 2018, subsequent to the end of the quarter, the Company and Caesars completed one of the transactions contemplated under the LOI and entered into a definitive agreement regarding the remaining transactions. Specifically, on July 11, 2018, (i) the Company completed the transaction with Caesars to acquire, and lease back, all of the land and real estate assets associated with Octavius Tower for $507.5 million and (ii) entered into a definitive agreement with Caesars to acquire all of the land and real estate assets associated with Harrah's Philadelphia for $241.5 million. Further, the Company and Caesars agreed to amend the lease agreements for Caesars Palace Las Vegas (the "CPLV Lease"), the existing regional property portfolio (the "Non-CPLV Lease"), and the lease for the facilities in Joliet, Illinois (the "Joliet Lease", and together with the CPLV Lease and the Non-CPLV Lease, the "Leases"), and certain ancillary agreements to the Leases, will be amended to realign certain of the lease terms (collectively the "Lease Modifications"). The purchase price for Harrah's Philadelphia will be reduced by $159.0 million to reflect the aggregate net present value of the Lease Modifications, resulting in net cash consideration of $82.5 million. Collective transaction net capitalization of 9.5%.
2. The acquisition of Harrah's Philadelphia and the entry into the contemplated Lease Modifications are subject to certain customary closing conditions, including obtaining certain regulatory approvals and requisite lender and holder consents under the documents governing certain of our outstanding debt obligations. Further, the definitive documentation governing the acquisition of Harrah's Philadelphia and Octavius Tower contemplates a put right held by us and a call right held by Caesars, pursuant to which Caesars may reacquire Octavius Tower under certain circumstances in the event that the acquisition of Harrah's Philadelphia is not consummated.
3. The transaction is subject to regulatory approvals and customary closing conditions.

VICI Q2 2018 Supplemental Financial & Operating Data 17

Call Option Properties

VICI

VICI has a 5-year call option from spin-off[1] to acquire three properties at a 10% cap rate[2] with $130mm of total rent as of June 2016[3]

Harrah's Atlantic City



- Integrated hotel and resort located in the Marina district of Atlantic City with leading service, including high-limit gaming, major F&B, and nightlife outlets
- Recently invested $125.8mm in a Water Front Conference Center offering +100,000 sq. ft. of versatile meeting space

Harrah's Laughlin



- Integrated hotel and resort located on the banks of the Colorado River in Laughlin, NV
- Offering unique amenities such as a hotel beach, access to water sports, and golf courses

Harrah's New Orleans


Harrah's

- Strategically-located, Mardi Gras themed resort and casino operating as the only land-based casino in Louisiana
- 50% of Harrah's New Orleans' business is national and competes against major gaming destinations

Notes

1. Term extends until October 6, 2022.
2. Under the Call Right Agreements, rent equates to 60% of the trailing Property EBITDAR at the time of exercise. The Purchase Price is set at 10.0x rent.
3. Source: Caesars Entertainment Operating Company Disclosure Statement for the Debtors' Second Amended Joint Plan of Reorganization filed in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division on June 28, 2016. In conjunction with the Plan of Reorganization, the Debtors' investment banker performed a valuation analysis. Such valuation assumed annual rent associated with the option properties of $130.0 million. These estimates were prepared by the Debtors. There can be no assurance that the Company will acquire any or all of the option properties, and the acquisition of the option properties is subject to various risks and uncertainties, including business, regulatory and others.

VICI Q2 2018 Supplemental Financial & Operating Data 18

Right of First Refusal / Put-Call Assets

VICI

As part of the acquisition of Harrah's Las Vegas, VICI sold undeveloped land to Caesars and acquired a ROFR on the Centaur Gaming Real Estate

Centaur Real Estate

- On July 16, 2018 Caesars completed the acquisition of Centaur Holdings for $1.7bn (12.1x LTM EBITDA[1])
- Centaur owns and operates two gaming assets

Indiana Grand is a casino and horse track with ~80K sq.ft. of gaming space located 23 miles from Indianapolis



Hoosier Park is a casino and horse track with ~170K sq.ft. of gaming space located 35 miles from Indianapolis



Caesars Forum Convention Center

- Caesars is expected to build a $375mm center with ~300K sq.ft. convention space on land acquired in HLV transaction; scheduled to open by 2020
- **Put-Call Agreement**
  - Put Right: If the Caesars Forum Convention Center (FCC) is built, Caesars has a 1-year put option beginning in 2024
  - HLV Repurchase Right: If VICI does not purchase the FCC real estate, Caesars has the option to buy HLV for 13.0x rent
  - Call Right: If Caesars doesn't exercise the put option on HLV, VICI has a 1-year call option on the FCC beginning in 2027
- Rent associated with the FCC will be 7.7%[2] of purchase price included in HLV lease and escalate at 1% per annum[3]

Mutual ROFR on any domestic properties acquired by Caesars Outside of Clark County, Nevada

Notes
1. Source: Caesars Investor / Lender Call Presentation from 8-K filed December 1, 2017.
2. Implied cap rate on 13.0x purchase multiple.
3. Rent expected to be $35.4 million subject to a 1.75x LTM combined HLV and FCC rent coverage floor.

VICI Q2 2018 Supplemental Financial & Operating Data 19